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                                                                   EXHIBIT 77Q1

August 29, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-4720

Ladies and Gentlemen:

We have read Sub-Item 77K of Form N-SAR dated August 29, 2012, of
Tri-Continental Corporation and are in agreement with the statements in the second paragraph. We have no basis to agree or disagree with other statements of the registrant therein.

                                          /s/ ERNST & YOUNG LLP